SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2013

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2013, Rick A. Bonen-Clark was appointed to serve as the principal accounting officer of EnPro Industries, Inc. (the “Company”). Since March 2012, Mr. Bonen-Clark, age 41, has served as the Assistant Corporate Controller of the Company. Prior to joining EnPro, Mr. Bonen-Clark held a number of positions with Duke Energy Corporation, from May 2001 to March 2012, including Director, Tax Accounting, Director and Controller for Duke Energy Generation Services, Finance Director and Assistant to the CFO, Sarbanes-Oxley implementation team Manager, and Internal Audit Manager. Prior to joining Duke Energy, Mr. Bonen-Clark served as an assurance and transaction services manager for Deloitte & Touche, LLP in Charlotte, NC from April 2000 to April 2001 and for KPMG, LLP in Zurich, Switzerland and Raleigh, NC from September 1993 to March 2000 in various assurance and transaction advisory roles. Mr. Bonen-Clark is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2013

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Vice President, General Counsel and Secretary

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